Exhibit 23.3

CONSENT BY PROPOSED DIRECTOR

OF

CAI INTERNATIONAL, INC.

Pursuant to Rule 438 of Regulation C promulgated under the Securities Act of 1933, as amended, I, Marvin Dennis, do hereby consent to be named in the Registration Statement on Form S-1 of CAI International, Inc. as a proposed Director of CAI International, Inc.

April 18, 2007	/s/ Marvin Dennis
Dated	Marvin Dennis